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                                 EXHIBIT 4.03
                          FORM OF UNITS CERTIFICATE


Certificate No.               CUSIP 02364Y 10 1

             AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.

                               UNIT CERTIFICATE


THIS CERTIFICATES THAT


IS THE REGISTERED OWNER OF


Unit Certificates evidencing an assignment of a portion of the limited partner interest held by H/T Corp. (the "Initial Limited Partner") in America First Real Estate Investment Partners, L.P., a Delaware limited partnership (the "Partnership"), and holds the same subject to the terms of an Agreement of Limited Partnership, dated ______________, 1999, by and between America First Capital Source I L.L.C. (the "General Partner") and the Initial Limited Partner, as it may be amended from time to time (the "Partnership Agreement"). Such Unit Certificates are transferable on the books of the Partnership, subject to the limitations in the Partnership Agreement, by the holder hereof in person or by duly authorized attorney, on surrender of this certificate properly endorsed. All capitalized terms not otherwise defined herein have the meaning set forth in the Partnership Agreement.

IN WITNESS WHEREOF, the Initial Limited Partner has caused this instrument to be duly executed.


Dated: ____________, 1999


H/T CORP.                              MAVRICC MANAGEMENT SYSTEMS, INC.,
Initial Limited Partner                Transfer Agent


By                                     By
  ---------------------------            ---------------------------
  Michael Yanney, President              _____________, Authorized Officer



By
  ---------------------------
  Michael Thesing, Secretary

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                             [REVERSE OF SECURITY]

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common           UNIF GIFT MIN ACT-____ Custodian _______
TEN ENT-as tenants by the entireties                    (Cust)          (Minor)
JT TEN -as joint tenants with right of      under Uniform Gifts to Minors Act
        survivorship and not as             _________________________________
        tenants in common                                (State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                    hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


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the Unit Certificates evidenced hereby in America First Real Estate
Investment Partners, L.P., and do hereby irrevocably constitute and appoint


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to transfer the said Unit Certificates on the books of the Partnership with full power of substitution in the premises.

NOTICE: The signature(s) to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.


In the presence of:

X                                                      Dated:
 -----------------------    -----------------------          -------------------
                            Witness


X                                                      Dated:
 -----------------------    -----------------------          -------------------
                            Witness


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